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                                                                   Exhibit 10.47


                                    SUBLEASE
                                    --------

CP Clare Corporation, a Massachusetts corporation with a place of business at 78 Cherry Hill Drive, Beverly, Massachusetts ("Sublessor"), and Implant Sciences Corporation, a Massachusetts corporation with a place of business at 107 Audubon Road, Wakefield, Massachusetts ("Sublessee"), make this Sublease as of October 1, 1999.

                             PRELIMINARY STATEMENT

Sublessor is the tenant under a Lease dated as of April 1, 1998 as amended by First Amendment to Lease dated July 10, 1998 (the "Lease"), by and between Sublessor and TIAA Realty, Inca Delaware Corporation (the "Lessor"), as landlord, with respect to premises (the "Premises") consisting of approximately 22,878 rentable square feet in the building commonly known as Building 1, 107 Audubon Road, Wakefield, Massachusetts, as more particularly described in the Lease. A copy of the Lease is attached to this Sublease as Exhibit A. Capitalized terms used but not defined in this Sublease shall have the meaning ascribed to such terms in the Lease.

Sublessor wishes to sublet to Sublessee, and Sublessee wishes to accept from Sublessor, a portion of the Premises consisting of approximately 9,300 rentable square feet ("Reimbursable Floor Area of the Subleased Premises") shown on the plan attached to this Lease as Exhibit B (the "Subleased Premises"), on the terms and conditions set forth in this Sublease.

                                   AGREEMENT

In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sublessee and Sublessor hereby acknowledge, Sublessor and Sublessee agree as follows:

1. SUBLEASED PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises, subject to the terms and conditions of this Sublease. Sublessor shall deliver the Subleased Premises to Sublessee on the Subtenant Improvement Completion Date (as hereinafter defined) in broom clean condition, free of all tenants and occupants other than Sublessee, and with Sublessor's Work (as hereinafter defined) complete, but otherwise in such condition as exists as of the date of this Sublease.

2. TERM. The term of this Sublease (the "Sublease Term") shall commence on the date (the "Commencement Date") Sublessor delivers the Subleased Premises to Sublessee in the condition required in Paragraph 1 of this Sublease and shall terminate on March 31, 2003. Subleassee shall have access to the Subleased Premises prior to Commencement Date to prepare the Subleased Premises for Sublessee's occupancy including, without limitation, for the installation of



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       cabling for computers and communication systems, and to move in and install sublessee's trade fixtures

3. MONTHLY BASE RENT. Commencing ninety (90) days after the Commencement Date, Sublessee shall pay to Sublessor, without notice or demand, rent at an annual rate of $ 67,425.00 ("Base Rent"), subject to increases as hereinafter set forth in Exhibit C, in equal monthly installments on the first day of each calendar month during the Sublease Term. If the term commences or ends on the first day of a month, then the rent for such month shall be pro-rated for such fractional period.

4. OPERATING EXPENSES AND TAXES. Sublessee shall pay to Sublessor, Sublessee's respective share of escalation charges in accordance with Sections 8.1, 9.1 and 9.2 of the Lease For the purposes of this Sublease, Sublessee's proportionate share as of the date of this Sublease is 40.65 percent of Sublessor's share. Sublessor shall provide Sublessee with all calculations of and demands for such additional escalation charges in writing.

5. SECURITY DEPOSIT. Sublessor acknowledges receiving from Sublessee the sum of $5,618.00 (the "Security Deposit") as security for the full and timely payment and performance of Sublessee's obligations under this Sublease. If Sublessee fails to pay or perform in a full and timely manner any of its obligations under this sublease, and such failure continues after the giving of any required notice and the expiration of any applicable grace period, Sublessor may apply all or a portion of the Security Deposit toward curing any such failure and compensating Sublessor for any loss, damage or expenses arising from such failure. If Sublessor so applies any portion of the Security Deposit, Sublessee shall immediately pay to Sublessor the amount necessary to restore the Security Deposit to its original amount. Sublessor shall deposit the Security Deposit in a segregated, interest-bearing money market account identified as holding Sublessee's funds and shall pay to Sublessee annually all interest accruing on such account. All monies due from Security Deposit at end of Sublease shall be returned to Sublessee thirty (30) days after Sublease Expiration Date.

6. SUBORDINATION TO LEASE. This sublease is subject and subordinate to the terms and conditions of the Lease. Except as otherwise specified in this Sublease, all the terms and conditions of the Lease are incorporated as a part of this Sublease, but all references in the Lease to "Landlord", "Tenant", "Premises", "Term", "Annual Fixed Rent", or "Fixed Rent", "Commencement Date", Reimbursable Floor Area of the Premises", "Landlord's Work", and "Tenant Improvement completion Date" shall be deemed to refer, respectively, to Sublessor, Sublessee, Subleased Premises, Sublease Term, Base Rent, Commencement Date, Reimbursable floor Area of the Subleased Premises, Sublessor's Work and Subtenant Improvement Completion Date, as such terms may be defined in this Sublease.



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7.     SUBLESSOR'S WORK. Before September 30, 1999 (the Subtenant Improvement
       Completion Date"), Sublessor shall complete the following work in a good and workmanlike manner and in compliance with all applicable laws: work as described in Exhibit D.

8. DEFAULT BY SUBLESSEE. In the event of a default by Sublessee in the full and timely payment and performance of its obligations under the Sublease, Sublessor shall have all of the rights and remedies in the Lease with respect to defaults by the tenant under the Lease, including without limitation the rights and remedies set forth in Article 13 of the Lease.

9. BROKERS. Sublessor and Sublessee each represent and warrant to the other that it has not dealt with any broker other than Greg Klemmer of Klemmer Associates, LLC (together, the "Broker") and Avalon Partners, Inc. d/b/a CRESA Partners in connection with the consummation of this Sublease. Sublessor and Sublessee each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of a failure of its representation or the breach of its warranty set forth in the previous sentence. Sublessor shall be solely responsible for the payment of any brokerage commission due to the Broker.

10. NOTICES. The second sentence of Section 14.12 of the Lease notwithstanding, the addresses of the Sublessor and Sublessee for the purposes of this sublease are:


       If to Sublessee:     Implant Sciences Corporation
                            107 Audubon Road Building 1
                            Wakefield, MA 01880-1246

       If to Sublessor:     CP Clare Corporation
                            78 Cherry Hill Drive
                            Beverly, MA 01915-1048

       Either party may change its addresses for notice or demands under this Sublease by notice to the other party.

11. SUBLESSOR'S REPRESENTATION AND WARRANTIES. Sublessor warrants and represents that:

       (i) The copy of the Lease attached to this sublease as Exhibit A is a complete and accurate copy of the Lease, which is in effect and has not been amended except as set forth in Exhibit A;

       (ii) To the best of Sublessor's knowledge, Lessor is not in default under the Lease, nor has any event occurred which, after any applicable notice



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              and/or expiration of any grace period, shall constitute a default by Lessor under the Lease;

       (iii) to the best of Sublessor's knowledge, Sublessor is not in default under the Lease, nor has any event occurred which, after any applicable notice and/or expiration of any grace period, shall constitute a default by Sublessor under the Lease; and

       (iv) All rent, additional rent and other charges due under the Lease have been paid as billed or required in the normal course through July 1999.

12. ENTIRE AGREEMENT. This sublease contains all of the agreements, conditions, warranties and representations relating to the sublease of the Subleased Premises and may be amended or modified only by written instruments executed by both Sublessor and Sublessee.

13. LESSOR'S CONSENT. This sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease, are subject to the condition that Lessor consent in writing to this Sublease. If Sublessor and Sublessee do not receive such written consent from Lessor on or before October 1,, 1999, Sublessor and Sublessee shall each have the right to terminate this Sublease by written notice to the other.

14.    ADDITIONAL PROVISIONS.

       (i) Notwithstanding anything to the contrary herein contained, Sublessee shall not be required to pay any charges imposed by the Landlord arising out of the failure of the Sublessor to observe and comply with any term, provision or obligation of the Lease.

       (ii) Sublessor agrees to perform all of the obligations of Tenant under the Lease so as not to cause a default under the Lease, and Sublessor further agrees not to consent to any amendment, revision or alteration to the Lease without the prior written consent of Sublessee.

       (iii) Sublessor shall use reasonable efforts to cause Landlord to perform any obligations required to be performed by the Landlord under the lease. If Landlord shall default in any of its obligations to Sublessor, Sublessor shall cooperate with Sublessee, upon request by Sublessee, in enforcing Sublessee's rights against Landlord under the Lease.

       (iv) Sublessor will indemnify, save harmless and defend Sublessee from and against any loss, liability or damage of any kind arising out of or in connection with a breach by Sublessor of the Lease unless caused solely by Sublessee's negligence.



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       (v)    If this Sublease is terminated by reason of Sublessor's default under the Lease, including failure by Sublessor to pay all rent due under the Lease (unless due to Sublessee's acts or failure to pay rent to Sublessor), Sublessee shall retain any claim it may otherwise have in law or in equity against Sublessor for breach of Sublessor's obligations under this Sublease. If Sublessor fails to pay rent under the Lease and Sublessee is notified of such failure by Landlord, Sublessee may pay rent directly to Landlord, including any differential in rent due under this Sublease compared to rent due under the Lease, and in such event Sublessor shall be liable to Sublessee for such differential plus ten (10%) percent interest per annum until paid.

       IN WITNESS WHEREOF, Sublessor and Sublessee execute this sublease as of the date first written above.

Sublessor:                              Sublessee:
CP Clare                                Implant Sciences Corporation



                                        /s/ A.J. Armini


By:   /s/ [illegible]                   By:  A.J. Armini
      -------------------------------
Its:  CFO                               Its: President and CEO
      -------------------------------        9-23-99




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                                   EXHIBIT C
                                   ---------

                                RENTAL INCREASES

TERM                                                      RENTAL RATE
----                                                      -----------

October 1, 1999 - December 31, 1999                               $0

January 1, 1999 - March 31, 2000                           $ 7.25 NNN

April 1, 2000 - March 31, 2001                             $ 7.50 NNN

April 1,2001 - March 31, 2002                              $ 7.75 NNN

April 1, 2002 - March 31, 2003                             $ 8.00 NNN



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                                   EXHIBIT D
                                   ---------

                                SUBLESSOR'S WORK

Sublessor is responsible for the following Tenant Improvements:

1. Demise space and remove walls as per agreed upon plan ( to be initialed by both parties and become an addendum to lease);

2. Construct three openings from Sublessee's existing space into Sublease Premises;

3.     Replace ceiling tiles where needed;

4. Floor tiles and carpet replaced/repaired/installed where needed and cleaned throughout;

5.     Replace single and double doors where doorframes currently exist;

6.     Repatch and paint all walls including main office, hallway and cafeteria;

7.     Replace all vinyl base strips;

8.     Remove back room and replace with window and install floor tiles;

9. Sublessor shall warrant and provide written document from appropriate expert that no environmental issues exist with the entire demised premises upon occupancy;

10.    All mechanical systems will be in good, working order;

11.    All code requirements are met;